Exhibit 4.1

NEGOTIABLE PROMISSORY NOTE

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, JX LUXVENTURE LIMITED, a corporation duly organized under the laws of the Republic of Marshall Islands (hereinafter the “Maker”), hereby unconditionally promises to pay to the order of Huidan Li, the Co-Chairman of the board of directors of the Maker, or his successors or assigns (the “Noteholder”), the principal amount of Three Million Dollars ($3,000,000) (the “Principal Amount”), to be paid in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, as provided in this Negotiable Promissory Note (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Note”) as of the 23rd day of August 2024 (the “Effective Date”). The Noteholder and the Maker hereinafter are referred to as the “Parties.” Except as otherwise provided herein, the outstanding Principal Amount of the Note shall not bear interest from the Effective Date until the Principal Amount is paid in full.

1. Payment. The Parties agree and acknowledge that the Principal Amount represents the total outstanding amount due under this Note as of the Effective Date and shall be payable by the Maker to the Noteholder upon demand. The Noteholder may elect to demand the total Principal Amount or any portion thereof by providing a demand notice specifying the date when the payment of the total Principal Amount, any portion thereof, or the outstanding amount due, if less than the Principal Amount, is due. The date provided in any demand notice sent from the Noteholder to the Maker shall be referred to as the “Maturity Date”. In the event any required payment on this Note is not received by the Noteholder within ten (10) days after said payment is due, the Maker shall pay the Noteholder a late charge of $200. The Parties agree that said charge is a fair and reasonable charge for the late payment, and shall not be deemed a penalty.

2. Prepayment. The Maker may make prepayments hereunder, to reduce the Principal Amount. In the event of such prepayments, the Noteholder shall allow at least thirty (30) days from the date of such prepayment before demanding the Maker to pay the total remaining outstanding amount due under the Note.

3. Representations and Warranties of the Market.

The Maker hereby represents and warrants to the Noteholder on the date hereof as follows:

(a) The Maker is corporation duly formed, validly existing and in good standing under the laws of the Republic of Marshall Islands;

(b) Power and Authority. The Maker has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder;

(c) The execution and delivery of this Note by the Maker and the performance of its obligations hereunder have been duly authorized by all necessary limited liability company action in accordance with all applicable laws of the Republic of Marshall Islands. The Maker has duly executed and delivered this Note;

(d) No consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority or any other person is required in order for the Maker to execute, deliver, or perform any of its obligations under this Note;

(e) The execution and delivery of this Note and the consummation by the Maker of the transactions contemplated hereby do not and will not violate any provision of the Maker’s organizational documents or any law or order applicable to the Maker or by which any of its properties or assets may be bound; or constitute a default under any material agreement or contract by which the Maker may be bound.

4. Enforceability. The Note is a valid, legal and binding obligation of the Maker, enforceable against the Maker in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5. No Waiver; Cumulative Remedies. The Maker hereby waives all applicable exemption rights, and also waives presentment, protest and demand, notice of protest, demand and dishonor, and suit against Maker and expressly agrees that the Maturity Date of any payment hereunder, may be extended from time to time without in any way affecting the liability of the Maker. The remedies of the Noteholder, in accordance with applicable laws of the Republic of Marshalls Islands shall be cumulative and concurrent, and may be pursued singularly, successively or together, at Noteholder’s sole discretion, and may be exercised as often as occasion therefor shall arise. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

6. Successors and Assigns. This Note may be assigned, transferred or negotiated by the Noteholder to any individual or entity at any time without notice to or the consent of the Maker. The Maker may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of and be binding upon the Parties hereto and their permitted assigns.

7. Notices. All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing to such address as a Party may from time to time specify in writing. If such notice is (i) mailed by certified or registered mail or sent by hand or overnight courier service, it shall be deemed to have been given when received, (ii) sent by facsimile during the recipient’s normal business hours, it shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day) and (iii) sent by e-mail, it shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

8. Waiver of Notice. The Maker hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

9. Expenses. The Maker shall be responsible for all costs, expenses and fees incurred by the Parties in connection with the transactions contemplated hereby, including the negotiation, documentation and execution of this Note.

10. Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed and construed to be construed according to the applicable laws of the Republic of the Marshall Islands.

11. Waiver of Jury Trial. MAKER AND NOTEHOLDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, WAIVE THE RIGHT WHICH EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING, LITIGATION OR COUNTERCLAIM BASED HEREON, OR ARISING OUT OF, UNDER, ON OR IN CONNECTION WITH THIS NOTE, THE LOAN SECURED HEREBY AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

12. Entire Agreement. This Note constitutes the entire agreement and understanding of the Parties in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate to the subject matter hereof. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic format (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Note.

13. Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the Parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

14. Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

15. Severability. If any term or provision of this Note is found to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the Maker has executed this Note as of the Effective Date.

JX LUXVENTURE LIMITED

By:	/s/ Sun Lei
Sun Lei
Chief Executive Officer

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